TS&B Holdings, Inc. announces Reverse Split

ORLANDO, FL. August 13, 2004/ (Businesswire)/ — TS&B Holdings, Inc. (“Company” or “TS&B”) (OTC-BB:TSBB), filed an 8K disclosing a 40 to 1 reverse split of the common stock of Company.

The corporate secretary of TS&B Holdings Inc., Charles Giannetto stated, “we filed with NASD for a 40 to 1 reverse split of the common stock. The approval from NASD is effective Monday.”

About TS&B Holdings Inc.

TS&B Holdings Inc., is a Business Development Company under the Investment Act of 1940 aggressively seeking opportunities in emerging and fast growth industries.

TS&B Holdings Inc. has a financial services subsidiary, TS&B Financial Services, Inc. that provides investment and merchant banking services and strategic planning to both the public and private sectors.

Safe Harbor
The statements made in this release constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect,” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, changing economic conditions, interest rates trends, continued acceptance of the Company’s products in the marketplace, competitive factors and other risks detailed in the Company’s periodic report Filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:
TS&B Holdings Inc.
C. Giannetto
407 649 8325

Source: TS&B Holdings Inc